Exhibit 10.145

Midtown Partners & Co., LLC

4902 Eisenhower Blvd., Suite 185

Tampa, FL  33634

Phone: 813.885.5744 ♦ Fax: 813.885.5911

CONSULTING AGREEMENT

This agreement (the “Agreement”), made as of this 1st day of June, 2007, by and between Cord Blood America Inc., a Florida corporation, (the “Company”), with its principal place of business at 9000 West Sunset Boulevard, Suite 400, West Hollywood California, 90069 and MIDTOWN PARTNERS & CO., LLC, (the “Midtown”), a Florida limited liability company, with its principal place of business at 4902 Eisenhower Blvd. Tampa, Florida 33634, confirms the understanding and agreement between the Company and the Midtown as follows:

1.

Services.  Provide strategic advice and consulting services, on an as needed basis as determined by the mutual agreement of both Midtown and the Company, with regard to one or more of the following: (i) mergers and acquisitions; (ii) joint ventures and strategic alliances; (iii) consulting on the sale of any equity in the company or any, all or some of the subsidiaries of the company (the “Services”).  The scope of the Services and additional compensation structure, if any, for strategic advice and consulting on behalf of Company or otherwise, shall be determined on a case- by- case basis by the parties.

2.

Performance of Services.  In conjunction with the performance of the Services, Midtown agrees to:

Make itself available to the Company for phone conferences during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising the Company with regard to the Services to be performed and the preparation of such reports, summaries, corporate profiles, due diligence packages and/or other material and documentation as Midtown  shall deem to be necessary to properly present the Company to individuals and/or entities that could be a benefit to the Company.

Advise the Company in evaluating proposals from potential strategic alliances and other forms of financing.

Midtown shall devote such time and effort as it deems commercially reasonable under the circumstances to the affairs of the Company to render the Services.  Company acknowledges that Midtown currently renders and may continue to render services to other companies that may be similar to the Services and that Midtown is free to render advice and perform such services for other companies.  Midtown shall not provide any services that constitute the rendering of a legal opinion or perform any work that is in the ordinary purview of a Certified Public Accountant.  Midtown cannot guarantee results on behalf of the Company, but shall pursue all avenues that it deems reasonable through its network of contacts.

Company agrees to:

In connection with Midtown providing the Services, the Company agrees to keep Midtown up to date and apprised of all business, market and legal developments related to the Company and its operations and management and shall furnish to Midtown all data, material and other information relevant to the performance by Midtown of its obligations under this Agreement, or particular projects as to which Midtown is acting as advisor, which will permit Midtown to know all facts material to the advice to be rendered, and all material or information reasonably requested by Midtown.

The Company shall provide to Midtown copies of the Company’s Business Plan, PowerPoint Presentation and such other collateral materials necessary for Midtown’s performance hereunder.  The Company shall also make available certain of its employees for the purposes of presentations and meetings. The Company acknowledges and agrees that in performing its services under this engagement, Midtown may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same. In the event that the Company fails or refuses to furnish any such data, material or information reasonably requested by Midtown, and thus prevents or impedes  Midtown's performance hereunder, any inability of Midtown to perform shall not be a breach of its obligations hereunder.

 Midtown acknowledges and agrees that the Company’s Business Plan, PowerPoint presentation and other collateral materials to which Midtown may have access to during the performance of this Agreement are confidential information and as such, shall not be distributed to third parties, which such distribution is outside the scope of the services to be performed hereunder.  Notwithstanding the foregoing, Midtown shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of Midtown or its employees or agents in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Midtown pursuant to legal process or in accordance with governmental or regulatory requirements. If Midtown is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealings with the Company or its representatives, Midtown shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order

3.

Term.  The term of this Agreement shall commence on the date Midtown closes on a Financing or Offering on behalf of the Company and shall end twelve months thereafter, unless terminated in accordance with the provisions set forth below, or extended by the mutual written consent of the parties hereto (the “Term”).  This Agreement may be terminated only:

(a)

By Midtown upon default in the payment of any amounts due to Midtown pursuant to this Agreement, if such default continues for more than fifteen (15) days following receipt by the Company from Midtown of written notice of such default and demand for payment; or

(b)

By mutual agreement of the parties.

Upon termination of this Agreement, Midtown shall receive full payment of all Midtown’s fees and expenses (at the rate and to the extent it would otherwise have been entitled to receive such payments, including with all appropriate adjustments) up to the effective termination date.

4.

Compensation for Services.

(a)

Regardless of whether there is a completed Transaction, the Company shall remit to Midtown $0 per month in cash and one-hundred fifty thousand dollars ($150,000) or 1,875,000 shares in non-refundable shares of the Company’s common stock (the “Common Stock”) at the Midtown’s discretion.  Fifty percent of this retainer shall be payable duly upon execution of this Agreement and Fifty percent of this retainer shall be payable duly upon the completion of the following: (i) Completion of a 7 to 10 page working document to use to go out with a road show (ii) Company having met with a minimum of five potential underwriters and/or investors (iii) identification of at minimum one lead underwriter or investor for the go public strategy for any or all subsidiaries of the Company (iv) pre-public offering valuation determined .

(b)

As compensation for a completed Transaction, (as defined below) a fee (the “Fee”) in an amount pursuant to the following table shall be paid to Midtown upon the closing of any Transaction:

7% on the economic value of the Transaction;

The Fee may be payable in cash or securities of the Company, which securities shall be valued at a price equal to the lesser of thirty percent of the closing bid price of the Company’s common stock at the time of the Closing of a Transaction or $.0.101 per share (or the legal successor in the Transaction), at the sole option of Midtown. “Economic Value” shall mean any cash, security, debt or equity instrument or any other financial offer tendered to the Company as a result of Midtown’s performance of the Services herein for a Transaction that results in a merger, acquisition, joint venture, strategic alliance, reorganization, subsidiaries, affiliates, or sale of all or substantially all of the capital stock or assets or debt instruments or other similar business or financial relationship approved by the Company.

The payments to Midtown pursuant to paragraph (b) of this Section 4 shall be payable at the closing of any Transaction that  results from the Services performed during the Term.  A Transaction shall be defined as  (i) the sale of all or substantially all the Company’s assets, (ii) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate transaction (including a sale of equity interests by the current equity owners of the Company) in which the equity owners of the Company immediately prior to such consolidation, merger or reorganization own less than or equal to fifty percent (50.0%) of the voting power of the surviving entity (or its parent) following such transaction,  (iii) any offer of any securities of the Company, including debt securities, (iv) the sale of any or all of the equity in any or all subsidiaries or affiliates of the Company or (v)any other transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) that the parties agree should trigger a Fee to Midtown  (a “Transaction”).

5.

Expenses.

The Company hereby agrees that all fees paid under this Agreement, are exclusive of any reasonable out of pocket costs and expenses that will be incurred by the members of Midtown pursuant to providing the Services.    Midtown agrees to receive prior written consent from the Company for any expenses that total over $1000.  The Company will reimburse any reasonable costs and expenses incurred by a Midtown member in relation to the performance of its Services within fifteen (15) days of being invoiced by Midtown for such costs and expenses.

6.

Use of Name.

The Company shall not utilize the name “Midtown Partners and Company”, or any derivative thereof, in any publication, announcement or otherwise, without the prior written consent of Midtown.

7.

 Liability of Midtown.

In furnishing the Company with advice and other services as herein provided, neither Midtown nor any officer, director or agent thereof shall be liable to the Company or its creditors for errors of judgment or for anything, except for the Midtown's gross negligence or intentional or willful misconduct in the performance of its duties under this Agreement.

               (a)

It is further understood and agreed that Midtown may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as herein provided, Midtown shall not be accountable for any consequential damages or loss suffered by the Company by reason of the Company's action or inaction on the basis of any advice, recommendation or approval of Midtown, its partners, employees or agents.

               (b)

The Company acknowledges that all opinions and advice (written or oral) given by Midtown  to the Company in connection with the Midtown’s engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Midtown to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to Midtown, or use Midtown’s name in any annual reports or any other reports or releases of the Company without the Midtown’s prior written consent.

8.

Indemnification and Warranties. The Company agrees to indemnify Midtown and hold it harmless against any losses, claims, damages or liabilities arising out of, in connection with, or relating in any manner, directly or indirectly, to this Agreement, or the rendering of services by Midtown in accordance with this Agreement, unless it is determined by a court of competent jurisdiction that such losses, claims, damages or liabilities arose out of the gross negligence of Midtown, or any violation of applicable law by Midtown.  Additionally, the Company agrees to reimburse Midtown immediately for any and all expenses, including, without limitation, attorney fees, incurred by Midtown in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to this Agreement or the rendering of any services in accordance with the Agreement (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an inter-pleader action); provided, however, that in the event a final determination is made by a court of competent jurisdiction that the losses, claims, damages or liability arose primarily out of the gross negligence of Midtown, or any violation of applicable law by Midtown, Midtown will remit to the Company such amount an amounts for which it had been reimbursed under this paragraph to the extent of its gross negligence.  The Company further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, agent or subcontractor of Midtown and their heirs, legal representatives, successors and assigns.

Midtown represents and warrants that the Services performed hereunder shall at all times be in compliance with all applicable state and federal laws and regulations, including, but not limited to, securities laws and regulations.

9.

Broker-Dealer.  The Company recognizes that Midtown, is a broker or dealer as such terms are defined under the 1933 and 1934 Securities Acts as well as all regulations and promulgations interpreting or enforcing the terms of such acts (the “Acts”).  As such, the parties expressly acknowledge that all fees paid to Midtown hereunder shall constitute consulting fees for its strategic advice and not for raising money for the Company.

10.

Independent Contractor.  The parties hereto agree that Midtown is an independent contractor and shall not in any manner be deemed an agent or partner of, or co-venturer with the Company.  In no event is Midtown authorized or obligated to commit the Company to any agreement and the Company shall have no obligation to enter into any transaction identified by Midtown.  The Company is not obligated or required to accept any offer to purchase equity securities by any Investor identified by Midtown.

11.

Assignments and Binding Effect.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The rights and obligations of the Company under this Agreement may not be assigned or delegated without the prior written consent of Midtown, and any purported assignment without the written consent of Midtown shall be null and void.

12.

Modification and Waiver.  Only an instrument in writing executed by the parties hereto may amend this Agreement.  The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature, or any other nature.

13.

Construction.  The captions used in this Agreement are provided for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

14.

Facsimile Signatures.  Facsimile transmission of any signed original document, and re-transmission of any signed facsimile transmission, shall be the same as delivery of an original.  At the request of either party, the parties shall confirm facsimile transmitted signatures by signing an original document.

15.

Governing Law.  The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN HILLSBOROUGH COUNTY, FLORIDA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

16.

Severability.  If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect, and of the remaining provisions of this Agreement, shall not be in any way impaired.

17.

Exclusive.  The parties acknowledge and agree that Midtown being granted exclusive rights with respect to the Services to be provided to the Company.

18.

Non-Circumvention.  Neither party shall attempt to or actually circumvent or interfere with business relationships between the Company and/or Midtown, their clients or sources of transactions. Further, now and for two years after the date hereof, the Company shall not, directly or indirectly, establish, or receive compensation for or receive, any interest, investment, financing, or participate in any merger, acquisition, joint venture, agency, vendor, or other relationship with Midtown’s clients or sources of transactions, in circumvention of the business relationships between the Company and Midtown’s clients or sources of transactions. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement.

19.

Survivability.  Neither the termination of this Agreement nor the completion of any services to be provided by Midtown hereunder, shall affect the provisions of this Agreement that shall remain operative and in full force and effect.

20.

Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior understandings and agreements, whether written or oral, among the parties with respect to such subject matter.  Specifically, all prior agreements and contracts entered into by and between the parties hereto shall immediately terminate upon the execution of this Agreement and neither party shall have any further obligations thereunder.

If you are in agreement with the foregoing terms and conditions, please execute this letter in the space provided below and return it to Midtown via facsimile and first class mail.

If the foregoing correctly sets forth the understanding between Midtown and the Company, please so indicate in the space provided below for that purpose.  The undersigned parties hereto have caused this Agreement to be duly executed by their authorized representatives, pursuant to corporate board approval and intend to be legally bound.

CORD BLOOD AMERICA INC.	MIDTOWN PARTNERS & CO., LLC.

By:	By:
Mathew L. Schissler	Bruce Jordan
Chairman of the Board & Chief Executive Officer	President